Exhibit 99.16

KonaRed® Corporation Completes
Merger with Sandwich Isles Trading
Co. Inc. and Commences Trading as
KRED

October 17, 2013. Kalaheo, HI – KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of KonaRed nutritional products made from Hawaiian sourced Kona Coffee Fruit, is pleased to announce the completion of a going public transaction on October 4, 2013, pursuant to which TeamUpsport acquired all of the assets and liabilities of Sandwich Isles Trading Co. Inc. dba KonaRed. The acquisition was effected pursuant to the terms and conditions of an asset purchase agreement dated October 4, 2013.

In connection with the acquisition, KonaRed’s stock commenced trading on the OTC Bulletin Board under the symbol “KRED.”

As a result of the acquisition, we have commenced operations pursuing the business plan of our new business, the KonaRed Corporation. We manufacture, develop, market and distribute KonaRed Hawaiian wellness beverages and nutritional supplements for wholesale and retail sale. The products are made exclusively from sustainably harvested coffee fruit from the world famous Kona coffee region on the Big Island of Hawaii.

In connection with the acquisition, the Company appointed Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet as members of the Company’s Board of Directors. In addition, Mr. Roberts was appointed as President and CEO of the Company, Mr. Schorr as CSO and Mrs. Roberts as CFO. Mr. Ian Lev, who had served as director and officer until the closing, has resigned from his positions and the Company thanks him for his service in bringing the KonaRed business to our Company.

Company President and industry pioneer, Shaun Roberts commented, “We are witnessing a dramatic surge of growth in the health and wellness segment of consumer products. Consumer awareness of the healthful benefits of KonaRed’s exclusive Hawaiian Coffee Fruit has increased tenfold over the past few years. I’m pleased to help bring forth a new Hawaiian wellness product that is both of the highest quality and the most cost effective. We feel certain this endeavor will be beneficial to consumers and shareholders alike.”

The Company filed a Current Report on Form 8-K with the SEC  on October 10, 2013 providing information about the Company’s post-acquisition business, plan of operations, financial condition and management team. That Current Report on Form 8-K and the other reports we file with the SEC are available at the SEC’s website at www.sec.gov. For more information, visit our website at www.konared.com.

About KonaRed Corporation

KonaRed Corporation is the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses.  KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit. The company is headquartered in Kalaheo, Hawaii.  Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.konared.com . For additional information about the company and Investor Relations, please email invest@konared.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States.  Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov .

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation.

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website: www.konared.com